SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               May 26, 1994


                            PENNSYLVANIA ELECTRIC COMPANY
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-3522              25-0718085

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          1001 Broad Street, Johnstown, Pennsylvania             15907

          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (814) 533-8111

          Item 5.   OTHER EVENTS.

                    As previously reported, in  March 1993 the Pennsylvania

          Public  Utility  Commission  ("PaPUC") issued  a  generic  policy

          statement  permitting   the  deferral   of  incremental   expense

          associated  with  the  adoption  by  Pennsylvania   utilities  of

          Statement of Financial Accounting Standards  No. 106 ("FAS 106"),

          "Employer's  Accounting  for Postretirement  Benefits  Other Than

          Pensions."

                    Consistent  with the  PaPUC policy  statement, in  July

          1993 Pennsylvania  Electric Company ("Penelec") filed  a petition with  the  PaPUC  seeking  approval  to defer  approximately  $10 million  annually  of  FAS  106  incremental expense  until  such

          expense has been recognized  in Penelec's base rates.   The PaPUC

          approved Penelec's petition by declaratory order in October 1993.

          The Company's affiliate, Metropolitan Edison Company  ("Met-Ed"),

          had earlier received PaPUC authorization as  part of a 1993 order issued in Met-Ed's retail base rate case to defer incremental FAS

          106 expense in  which the  PaPUC stated that  "provided that  the

          Company can satisfy  its burden of proving adequate cost controls in a  future rate case within five years  of the inception of FAS

          106, the  prudently incurred costs booked to the regulatory asset

          account can  be included  in rates".   The  rate  order did  not,

          however, provide  for current  collection of  revenues associated with such costs.

                    As also previously reported, in  a proceeding involving

          an unaffiliated Pennsylvania utility, Pennsylvania Power  & Light

          Company ("PP&L"),  the Pennsylvania Office  of Consumer  Advocate

          ("Advocate") appealed a PaPUC declaratory order issued outside a full base rate proceeding permitting that utility to defer its incremental FAS 106 expense pending its next base rate order.  On

          May  26,  1994, the  Pennsylvania  Commonwealth Court  upheld the

          Advocate's  appeal  and reversed  the PaPUC's  declaratory order.

          The Commonwealth Court held that FAS 106 expense incurred by PP&L after  January  1,  1993 (the  effective  date  for  the FAS  106 accounting change) but prior to its next base rate case could not be deferred for future recovery as part of a later base rate case order,  and  that  to  assure  such future  recovery  constituted unlawful retroactive ratemaking.

                    The ultimate outcome of  any appeal by a party  to that

          case, should one be made, of  the Commonwealth Court decision can not be predicted.

                    Unless the  Commonwealth Court decision  is overturned,

          Penelec  would have  to  write-off any  FAS  106 expense  amounts deferred on its books.  It is estimated that approximately  $14.5 million  (before  income  taxes)  representing  the  Pennsylvania jurisdictional amount of  incremental expense resulting from  FAS

          106 will have  been deferred by  Penelec during 1993 and  through

          June 30,  1994.   Moreover,  after any  write-off, Penelec  would

          charge to income  annual incremental  expense resulting from  FAS

          106  which currently  approximate  $9.6  million  (before  income taxes).

                    As noted above, Met-Ed was  authorized in a 1993 retail

          base rate order of  the PaPUC to defer for future recovery annual incremental (including the annual transition obligation)  FAS 106 expense which amount to approximately $8.4 million (before income taxes) and which will have amounted to approximately $12 million through June 30, 1994. As previously reported, the Advocate has appealed certain aspects of the PaPUC's  1993 rate order for Met-

          Ed, including the deferral for future recovery of incremental FAS

          106  expense.  However,  the Advocate did not  pursue the FAS 106 issue in its brief or in oral argument.



                    The Advocate also has appealed a PaPUC base rate  order

          granting an unaffiliated Pennsylvania  water utility recovery  in current rates  of its  transition obligation  resulting from  the

          utility's adoption of  FAS 106 on  January 1, 1993.   On June  7,

          1994,  the  Commonwealth  Court affirmed  the  PaPUC's  order and dismissed  the  appeal,  finding that  the  PaPUC's  allowance of

          recovery  of  FAS   106  transition  obligation  costs   did  not

          constitute unlawful retroactive ratemaking.



                    There can be  no assurance of  the ultimate outcome  of

          these proceedings.

                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON  ITS   BEHALF  BY   THE  UNDERSIGNED  THEREUNTO   DULY

          AUTHORIZED.



                                   PENNSYLVANIA ELECTRIC COMPANY



                                   By:_______________________________
                                        Don W. Myers
                                        Vice President and Treasurer


          Date: June 10, 1994